UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2006

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SOUTHERN CONNECTICUT BANCORP, INC.

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(Exact Name of Registrant as Specified in its Charter)

Connecticut (State or other jurisdiction of incorporation)	0-49784 (Commission File Number)	06-1609692 (I.R.S. Employer Identification No.)

215 Church Street, New Haven, CT	06510
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 782-1100

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2006, Southern Connecticut Bancorp, Inc. (“Bancorp”) entered into an agreement with Carlota I. Grate, Bancorp’s Chief Financial Officer and Senior Vice President. The following description of the agreement is a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to the agreement which is filed as an exhibit to this report on Form 8-K.

The agreement provides that, in the event that Ms. Grate’s employment is terminated or her responsibilities are significantly reduced as the result of a Business Combination, Ms. Grate will be entitled to receive a lump sum payment in the amount equal to two times her base annual compensation. The term “Business Combination” is defined in the agreement as the sale by Bancorp of all or substantially all of its assets, the acquisition of fifty-one percent (51%) of Bancorp’s outstanding voting stock, or the merger of Bancorp with another corporation as a result of which Bancorp is not the surviving entity.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Agreement dated as of January 5, 2006 between Southern Connecticut Bancorp, Inc. and Carlota I. Grate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CONNECTICUT BANCORP, INC.

By: /s/ Michael M. Ciaburri
Name: Michael M. Ciaburri
Title: Director, President & Chief Operating Officer

Date: January 10, 2006